AMENDMENT TO SEVERANCE AGREEMENT THIS AMENDMENT (the “Amendment”), dated as of _______________________, 2024 (the “Effective Date”), is entered into between [NAME] (“Executive”) and INGREDION INCORPORATED, an Illinois corporation (the “Company”) (collectively the “Parties”). RECITALS WHEREAS, Executive is party to that certain Ingredion Incorporated Executive Severance Agreement dated [DATE SEVERANCE AGREEMENT SIGNED] (the “Severance Agreement”). Capitalized terms used but not defined herein shall have the meaning set forth in the Severance Agreement; and WHEREAS, the Parties desire to amend the Severance Agreement as provided in this Amendment to clarify certain ambiguous terms and conditions therein. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows: 1. The first sentence of the penultimate paragraph of Section 2.1(d) shall be deleted in its entirety and replaced as follows: “The Executive shall only be able to exercise the right to terminate employment for Good Reason by giving the Company a written notice of termination specifying in reasonable detail the circumstances constituting such Good Reason for the ninety (90) day period immediately following the first instance of the circumstances giving rise to Good Reason hereunder.” 2. The following sentence shall be added to the last paragraph of Section 2.1(d): “For the avoidance of doubt, any circumstances giving rise to “Good Reason” under subsection (iii) and subsection (vi) (as it relates to subsection (iii)) herein shall only constitute “Good Reason” if, and to the extent that, such events result in a “material negative change” within the meaning of Treasury Regulation §1.409A-1(n)(2)(i) to the Executive in the Executive’s employment or other service relationship with the Company.” 3. Section 3.1 shall be amended to add the following provision as Section 3.1(l): “For the avoidance of doubt, any and all amounts that become payable to the Executive pursuant to this Section 3.1 shall be paid within the applicable period needed for such payments to satisfy the requirements to be “short-term deferrals” within the meaning of Treasury Regulation §1.409A-1(b)(4) and shall not be treated as deferred compensation subject to Section 409A of the Code.” Exhibit 10.26

4. Section 5.1 shall be amended to add the following standalone paragraph immediately after Section 5.1(b): “All references to “deferred compensation subject to Section 409A of the Code” in this Section 5.1 shall only be to the benefits described in Sections 3.1(e) through 3.1(h) above.” 5. Acknowledgements. Executive acknowledges and agrees that Executive has not become eligible for any payments or benefits under the Severance Agreement on or prior to the Effective Date. 6. Counterparts. This Amendment may be executed in counterparts, and each executed counterpart shall have the same force and effect as an original instrument. The signature pages to this Amendment may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any signature page so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. In all other respects the Severance Agreement will remain unchanged.

Signature Page –Amendment to Executive Severance Agreement IN WITNESS WHEREOF, the Executive and the Company have caused this Amendment to be executed on the Effective Date. COMPANY: INGREDION, INC. By: _________________________________ Printed: Its: VP, Total Rewards EXECUTIVE: ______________________________ [NAME]